SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
September 24, 2002
(Date of earliest event reported)

MARTIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-26228	63-0133054

(Commission File No.)	(IRS Employer Identification No.)

301 East Tennessee Street Florence, Alabama	35630

(Address of principal executive offices)	(Zip Code)

(256) 767-0330

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  EXHIBITS.

     Exhibit 99.1 Letter Agreement with AmSouth Bank dated September 24, 2002.

     Exhibit 99.2 Press Release dated September 25, 2002.

Item 9. Regulation FD Disclosure.

On September 24, 2002, Martin Industries, Inc. (the “Company”) entered into the letter agreement with AmSouth Bank filed herewith as Exhibit 99.1. Pursuant to the letter agreement, the Company is entitled to overadvance or borrow under its line of credit with the bank in an amount up to $750,000 in excess of the current available borrowing base until the soonest to occur of (i) October 14, 2002; (ii) further default by the Company of its agreements with the bank; or (iii) the Company again ceases operations or files for bankruptcy protection pursuant to Title 11 of the United States Code. The Company also agreed to hire Ken Philip, a representative of Philip + Company Inc., to act as Chief Operating Officer of the Company on the terms and for the period described in the letter agreement. Pursuant to the letter agreement, the bank agreed that the Company shall be entitled to access and receive funds under the line of credit to pay certain past-due wages to the hourly employees of the Company and related payroll taxes. Additional terms and conditions are contained in the letter agreement filed herewith as Exhibit 99.1.

On September 25, 2002, the Company issued the press release filed herewith as Exhibit 99.2 concerning the entering into by the Company of the letter agreement with AmSouth Bank.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MARTIN INDUSTRIES, INC. (Registrant)

Date: September 25, 2002	By	/s/ James W. Truitt James W. Truitt Its Vice President and Chief Financial Officer